UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement.

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☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Horace Mann Life Insurance Company Separate Account Horace Mann Life Insurance Company Qualified Group Annuity Separate Account
(Name of Registrant as Specified In Its Charter)

Horace Mann Life Insurance Company
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental letter to be mailed to client

Date

Client Name

Address

City, State Zip

Subject: Vote for a more manageable portfolio by Nov. 30

Dear Client name;

After reviewing the investment options available in our variable annuity contracts, Horace Mann Life Insurance Company is asking contract owners to approve changes to the underlying fund lineup. But to make this change, we need your vote!

The proposed fund lineup has quality investment options in fewer fund families. That means:

•	a more streamlined array of diverse and high-quality investment options with fewer overlapping choices; and

•	a more manageable investment selection process for you and future educators.

It’s important for you to know even though the new lineup would have fewer investment options, Horace Mann believes it will still have all the diversity and quality you need to fit your individual needs and risk tolerance. You can find a breakdown of the funds that would be replaced and the replacement funds, the full proxy statement and a Q&A on the proposed fund substitutions by visiting the My Account section at horacemann.com.

In order to accomplish these substitutions, Horace Mann needs the approval of contract owners holding a majority of the contract value invested in each investment option that Horace Mann wants to replace. Your vote must be received by Nov. 30. Please vote on all voting instruction cards you receive. If you have any questions, please call Horace Mann Life Insurance Company at 855-806-7765.

Thank you for trusting us to help you plan for tomorrow!

Sincerely,

Agent Name

LTR-R0282 (Oct 15)

Insert to be mailed in the quarterly annuity statements

Vote for a more manageable portfolio

After reviewing the investment options available in our variable annuity contracts, Horace Mann Life Insurance Company is asking contract owners to approve changes to the underlying fund lineup. But to make this change, we need your vote!

The proposed fund lineup has quality investment options in fewer fund families. That means:

•	a more streamlined array of diverse and high-quality investment options with fewer overlapping choices; and

•	a more manageable investment selection process for you and future educators.

It’s important for you to know even though the new lineup would have fewer investment options, Horace Mann believes it will still have all the diversity and quality you need to fit your individual needs and risk tolerance.

In order to accomplish these substitutions, Horace Mann needs the approval of contract owners holding a majority of the contract value invested in each investment option that Horace Mann wants to replace. You’ll soon receive a proxy package including:

•	a breakdown of the funds that would be replaced and the replacement funds;

•	the full proxy statement; and

•	a Q&A on the proposed fund substitutions.

Please vote by Nov. 30 on all voting instruction cards you receive. If you have any questions, please call Horace Mann Life Insurance Company at 855-806-7765.

Thank you for trusting us to help you plan for tomorrow!

Horace Mann Home Page

Web page

email that can be sent to clients

SUBJECT: We need you to vote on your variable annuity proxy statement

Dear Client Name;

As a Horace Mann Life Insurance Company variable annuity contract owner, you have an opportunity to simplify your portfolio. With your help, we can streamline our investment options, but …

WE NEED YOUR VOTE TO MAKE IT HAPPEN!

Learn more or vote now!